UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2019

Edesa Biotech, Inc.
(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	001-37619	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Spy Court Markham, Ontario, Canada L3R 5H6
(Address of Principal Executive Offices)

(905) 475-1234
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares	EDSA	The Nasdaq Capital Market

 Explanatory Note

On June 10, 2019, Edesa Biotech, Inc., formerly known as “Stellar Biotechnologies, Inc.” (the “Company”), filed a Current Report on Form 8-K with the Securities and Exchange Commission reporting, among other items, that on June 7, 2019, the Company completed its business combination with Edesa Biotech Research, Inc., formerly known as Edesa Biotech Inc. (“Edesa”).

This Current Report on Form 8-K is being filed with the Securities and Exchange Commission to report certain contracts entered into by Edesa prior to its business combination with the Company.

Item 8.01 Other Items

Lease Agreement

On January 1, 2017, Edesa entered into a lease agreement with 1968160 Ontario Inc. (the “Lease Agreement”) pursuant to which Edesa leased approximately 2,800 square feet of office space located at 100 Spy Court, Markham, Ontario Canada (the “Premises”). 1968160 Ontario Inc. at the time of entry into the agreement was an affiliate of Edesa. The Premises now serves as the corporate headquarters of the Company. The rent per month is $8,320 (Cdn), with the rent payment increasing by $1 per square foot every two years. Subject to certain exceptions, the rent includes Edesa’s proportionate share of the costs of maintaining and repairing common areas and common facilities of the building and Edesa’s utilities, security janitorial services and share of insurance and property taxes for the building. The lease is scheduled to terminate on December 31, 2022, subject to Edesa having a right to renew the lease for an additional period of two years. Edesa also has the right to terminate the lease at any time upon one month’s notice to the landlord.

The foregoing description of the Lease Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Lease Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

License Agreement with Yissum

On June 29, 2016, Edesa entered into an exclusive license agreement with Yissum Research Development Company, the technology transfer company of the Hebrew University of Jerusalem Ltd. (“Yissum”), which agreement was subsequently amended on each of April 3, 2017 and May 7, 2017. Pursuant to the license agreement as amended, Edesa obtained exclusive rights throughout the world to certain know-how, patents and data relating to a pharmaceutical product. Edesa will use the exclusive rights to develop the product for therapeutic, prophylactic and diagnostic uses in topical dermal applications and anorectal applications (the “Field”). Unless earlier terminated, the term of the license agreement will expire on a country by country basis on the later of (i) the date of expiry of the last valid licensed patent in such country; (ii) the date of expiry of any period of exclusivity granted to a product by a regulatory authority in such country or (iii) the date that is fifteen (15) years after the first commercial sale of a product in such country.

Pursuant to the license agreement, Edesa is exclusively responsible, at its expense, for the development of the product in the Field, including conducting clinical trials and seeking regulatory approval for the product, and once regulatory approval has been obtained, for the commercialization of the product. Edesa is required to use its commercially reasonable efforts to develop and commercialize the product in the Field in accordance with the terms of a development plan established by the parties. Subject to certain conditions, Edesa is permitted to engage third parties to perform its activities or obligations under the agreement.

In exchange for the exclusive rights to develop and commercialize the product in the Field, Edesa is committed to payments of various amounts to Yissum upon meeting certain milestones outlined in the license agreement up to an aggregate amount of $18.6 million. In addition, upon divestiture of substantially all of the assets of Edesa, Edesa is obligated to pay Yissum a percentage of the valuation of the licensed technology sold as determined by an external objective expert.

Edesa also has a commitment to pay Yissum a royalty based on net sales of the product in countries where Edesa, or an affiliate, directly commercializes the product and a percentage of sublicensing revenue received by Edesa and its affiliates in the countries where the company does not directly commercialize the product.

The license agreement provides that Yissum shall remain the exclusive owner of the licensed technology and that Edesa is responsible for preparing, filing, prosecuting and maintaining the patents on the licensed technology in Yissum’s name. Notwithstanding the foregoing, Edesa will be the exclusive owner of all patents and other intellectual property that is made by or on behalf of Edesa after the date of the agreement, including all improvements to the licensed technology.

If Edesa defaults or fails to perform any of the terms, covenants, provisions or its obligations under the license agreement, Yissum has the option to terminate the license agreement, subject to providing Edesa an opportunity to cure such default. Edesa has the right to terminate the agreement if it determines that the development and commercialization of the product is no longer commercially viable.

Subject to certain exceptions, Edesa has undertaken to indemnify Yissum against any liability, including product liability, damage, loss or expense derived from the use, development, manufacture, marketing, sale or sublicensing of the licensed product and technology.

The foregoing description of the agreement with Yissum contained herein does not purport to be complete and is qualified in its entirety by reference to the agreement, as amended, which is attached hereto as Exhibits 10.2, 10.3 and 10.4 and incorporated herein by reference.

License Agreement with Cipher

On June 15, 2016, Edesa entered into an exclusive license agreement with Cipher Pharmaceuticals Inc., an Ontario corporation (“Cipher”). Pursuant to the license agreement, Edesa obtained exclusive rights throughout the world to certain know-how, patents and data relating to a pharmaceutical product. Edesa will use the exclusive rights to develop the product for therapeutic, prophylactic and diagnostic uses in human and veterinary anorectal applications (the “Cipher Field”). Unless earlier terminated, the term of the license agreement will expire on the date that is twenty (20) years after the first commercial sale of the product, subject to automatic renewal for successive one (1) year periods.

Pursuant to the license agreement, Edesa is exclusively responsible, at its expense, for the development of the product in the Cipher Field, including conducting clinical trials and seeking regulatory approval for the product, and once regulatory approval has been obtained, for the commercialization of the product. Edesa is required to use its diligent efforts to develop and commercialize the product in the Cipher Field in accordance with the terms of the agreement and with a goal to maximize profits from net sales of the product in the Cipher Field. Subject to certain conditions, Edesa is permitted to engage third parties to perform its activities or obligations under the agreement.

In exchange for the exclusive rights to develop and commercialize the product in the Field, Edesa is committed to payments of various amounts to Cipher upon meeting certain milestones outlined in the license agreement up to an aggregate amount of $18.5 million.

Edesa also has a commitment to pay Cipher a royalty based on net sales of the product in countries where Edesa, or an affiliate, directly commercializes the product and a percentage of sublicensing revenue received by Edesa and its affiliates in the countries where the company does not directly commercialize the product.

The license agreement provides that Cipher shall remain the exclusive owner of the licensed technology. Notwithstanding the foregoing, Edesa will be the exclusive owner of all patents and other intellectual property that is made by or on behalf of Edesa after the date of the agreement, including all improvements to the licensed technology.

If Edesa defaults or fails to perform any of the terms, covenants, provisions or its obligations under the license agreement, Cipher has the option to terminate the license agreement, subject to providing Edesa an opportunity to cure such default. Edesa has the right to terminate the agreement without cause upon sixty (60) days prior written notice to Cipher.

Subject to certain exceptions, Edesa has undertaken to indemnify Cipher against any liability, including product liability, damage, loss or expense derived from the use, development, manufacture, marketing, sale or sublicensing of the licensed product and technology.

The foregoing description of the agreement with Cipher contained herein does not purport to be complete and is qualified in its entirety by reference to the agreement, which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

License and Development Agreement with Pendopharm

On August 27, 2017, Edesa entered into an exclusive license and development agreement with Pendopharm, a division of Pharmascience Inc. (“Pendopharm”). Pursuant to the license and development agreement, Edesa granted to Pendopharm an exclusive license throughout Canada to certain know-how, patents and data for the sole purpose of obtaining regulatory approval for certain pharmaceutical products to allow Pendopharm to distribute, market and sell the licensed products for human therapeutic use in the conditions of hemorrhoids and anal fissures.

On a licensed product by licensed product basis, Edesa is required to use reasonable commercial efforts to develop the licensed products in the indications of hemorrhoids and anal fissures for the purposes of obtaining regulatory approval with the United States Food and Drug Administration (“FDA”) and provide to Pendopharm, on a licensed product by licensed product basis, the data package submitted to the FDA. Upon receipt of the data package, Pendopharm will elect whether it desires to seek regulatory approval in Canada of the applicable product. If Pendopharm elects not to seek regulatory approval of the applicable product, the applicable product will be removed from the license rights granted to Pendopharm and will revert to Edesa. If Pendopharm elects to seek regulatory approval in Canada for the sale and marketing of the applicable product, Pendopharm will be responsible for obtaining regulatory approval for the applicable licensed product in Canada.

In exchange for the exclusive rights to market, import, distribute, and sell the pharmaceutical products, Pendopharm is required to pay Edesa a royalty in respect of aggregate annual net sales for each pharmaceutical product sold in Canada.

Unless earlier terminated, the term of the license and development agreement will expire, on a licensed product by licensed product basis, on the later to occur of (i) the date that is thirteen (13) years after the first commercial sale of the licensed product in Canada; (ii) the date of expiry of the last valid licensed patent in Canada relating to the licensed product; or (iii) the date of expiry of any period of exclusivity granted to the licensed product by a regulatory authority in Canada. The license and development agreement shall also terminate upon the termination of the license agreement with Yissum or the license agreement with Cipher, each described above. Pendopharm also has the right to terminate the license and development agreement for any reason upon one hundred twenty (120) days notice to Edesa.

The license and development agreement provides that Edesa shall remain the exclusive owner of the licensed technology and any improvements to the licensed technology made by Edesa or Edesa jointly with Pendopharm.

The foregoing description of the license and development agreement with Pendopharm contained herein does not purport to be complete and is qualified in its entirety by reference to the agreement, which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Lease, dated as of January 1, 2017, by and between the Registrant and 1968160 Ontario Inc.

10.2+	Exclusive License Agreement, dated as of June 29, 2016, by and between the Registrant and Yissum Research Development Company.

10.3	First Amendment to Exclusive License Agreement, dated April 3, 2017, by and between the Registrant and Yissum Research Development Company.

10.4	Second Amendment to Exclusive License Agreement, dated May 7, 2017, by and between the Registrant and Yissum Research Development Company.

10.5+	Exclusive License Agreement, dated as of June 15, 2016, by and between the Registrant and Cipher Pharmaceuticals Inc.

10.6+	License and Development Agreement, dated as of August 27, 2017, by and between the Registrant and Pendopharm, a division of Pharmascience Inc.

+ Portions of this exhibit have been omitted pursuant to Rule 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDESA BIOTECH INC.

Date: August 30, 2019	By:	/s/ Michael Brooks
Name: Michael Brooks
Title: President

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